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INDIVIDUAL LONG-TERM CARE INSURANCE SUPPLEMENT

Nationwide Life Insurance Company • Nationwide Business Solutions Group, 1-11-401
• One Nationwide Plaza, Columbus, Ohio 43215-2220 • 877-351-8808 • Fax: 855-677-2357

Section 1: Proposed Insured

Long Term Care Specified Amount:______________________ Policy #:______________________

Name of Proposed Insured: ____

Sex:_______ Age:_______ Date of Birth____/____/_____ Birth Place:______________________

Drivers License #:______________________ Social Security No:______________________

Address:____

City:______________________ State:__________ Zip Code:__________ County:______________________

Insured Home Telephone: (_____)________________ Insured Cell phone: (_____)________________

I understand that I, the Policy Owner, have the right to designate at least one Third Party Designee other than myself to receive notice of lapse or termination of this Long-Term Care coverage for nonpayment of premium. I understand that notice will not be given until 30 days after a premium is due and unpaid.

Please check one of the following:	**Full Name of Third Party Designee (First, MI, Last):**
☐ I elect NOT to name a Third Party Designee to receive this notice. ☐ I elect to name a Third Party Designee to receive this notice. Complete information on the right ONLY if you elect a Third Party Designee.	______________________ ______________________ **Address (street/city/state/ZIP):** ______________________ ______________________

Section 2: Personal Information *(If any question in this section is answered "Yes", the Proposed Insured is ineligible for coverage.)*

1. To the best of your knowledge and belief, currently or within the past 5 years, have you consulted a licensed health care provider for, been treated for, taken medication for, or been diagnosed as having:
   A. Acquired Immune Deficiency Syndrome (AIDS), AIDS-related complex (ARC), or any other AIDS-related condition, or received a positive result of an HIV test? ☐ Yes ☐ No
   B. Alzheimer's disease, Organic brain syndrome, mental retardation, malignant brain tumor, benign brain tumor (within the past 60 months), senility, schizophrenia, memory loss or dementia? ☐ Yes ☐ No
   C. Parkinson's disease, Multiple Sclerosis, Lou Gehrig's disease/Amyotrophic Lateral Sclerosis (ALS), Systemic Lupus Erythematosus or peripheral neuropathy? ☐ Yes ☐ No
   D. Stroke, cerebral vascular disease, congestive heart failure, peripheral vascular disease, or aneurysm? ☐ Yes ☐ No
   E. Chronic obstructive pulmonary disease (COPD), respiratory failure, emphysema, Cystic Fibrosis, or any other chronic lung disease? ☐ Yes ☐ No
   F. Neurogenic bladder, or kidney failure? ☐ Yes ☐ No
   G. Cirrhosis, or any other chronic liver disease? ☐ Yes ☐ No
   H. Osteoporosis resulting in bone fractures or debilitating arthritis? ☐ Yes ☐ No
2. Do you currently have a vascular access port, peg or feeding tube? ☐ Yes ☐ No
3. Do you have an authorized Power of Attorney in place currently, due to any present or past, mental or physical disability? ☐ Yes ☐ No

Section 2: Personal Information *(If any question in this section is answered "Yes", the Proposed Insured is ineligible for coverage.) (Continued)*

4. Are you confined to a bed or house or require assistance or supervision or limited in any way in performing any of the following daily activities: bathing, continence, eating, dressing, toileting, transferring (moving into or out of a bed, chair, or wheel chair)? ☐ Yes ☐ No
5. Do you use any respiratory equipment (oxygen or ventilator) or dialysis equipment or are dependent on the use of a hospital bed, stairlift, walker, wheelchair, quad cane, or other motorized ambulatory device? ☐ Yes ☐ No

Section 3: Supplemental Information

1. Currently or during the past 5 years have you:
   - A. Been confined to a hospital, nursing home, or residential care facility? ***(If "yes", please provide details in Section 4.)*** ☐ Yes ☐ No
   - B. Received home care services, physical, or rehabilitative therapy? ***(If "yes", please provide details in Section 4.)*** ☐ Yes ☐ No
   - C. Sought medical advice or treatment for loss of appetite, falling, fainting, unstable gait, bladder control, dizziness, or deterioration of vision? ***(If "yes", please provide details in Section 4.)*** ☐ Yes ☐ No
   - D. Used a cane or crutches to aid in mobility?***(If "yes", please provide details in Section 4.)*** ☐ Yes ☐ No
   - E. Been treated or examined by a member of the medical profession for shortness of breath or leg cramps?***(If "yes", please provide details in Section 4.)*** ☐ Yes ☐ No
   - F. Needed or received assistance with any of the following: laundry, cleaning, shopping, use of transportation, telephone use, meal preparation, managing your finances or managing your medication? ***(If "yes", please provide details in Section 4.)*** ☐ Yes ☐ No
2. To the best of your knowledge and belief, in the past 5 years, have you been medically advised to have any surgery, hospitalization, treatment or test (excluding HIV or AIDS) that was not completed or results that you have not yet received? ***(If "yes", please provide details in Section 4.)*** ☐ Yes ☐ No
3. Have you consulted a licensed health care provider for, been treated for, taken medication for, or been diagnosed as having any of the following: confusion, disorientation, asthma, incontinence, ulcerative colitis, Crohn's disease, arthritis, fractures, degenerative joint disease, spinal stenosis or any other neurological, circulatory, genitourinary, musculoskeletal or gastrointestinal disorders not mentioned? ***(If "yes", please provide details in Section 4.)*** ☐ Yes ☐ No
4. Have you consulted a licensed health care provider for, been treated for, taken medication for, or been diagnosed as having chronic or recurring pain? ***(If "yes", please provide details including but not limited to intensity, duration and any medications you are taking in Section 4.)*** ☐ Yes ☐ No
5. Are you currently receiving any disability income payments including payments from the Veterans Administration (VA) disability compensation, worker's compensation, any Federal or State disability payments, or any other type of disability payments? ***(If "yes", please provide details in Section 4.)*** ☐ Yes ☐ No
6. With whom do you live? ☐ No One ☐ Spouse ☐ Other: ____________________
7. Are you a citizen of any country other than the United States of America or reside or have any plans to reside outside of the United States or Canada within the next 12 months? ***(If "yes", please provide details in Section 4.)*** ☐ Yes ☐ No
8. Do you currently or have you used alcoholic beverages? ☐ Yes ☐ No

   If yes, provide type, amount & frequency: ____________________

   Date alcohol last used: ____________________
9. Have you used tobacco or nicotine in any form within the past 12 months? ***(If "yes", please provide details in Section 4.)*** ☐ Yes ☐ No

Section 3: Supplemental Information (Continued)

10. Please provide name, address and telephone number of Personal Physician(s) consulted within the last 5 years; provide date and reason for consultation.

Physician Name	Date of Visit	Details (Be specific. Give full names, addresses and telephone numbers of physicians, hospitals, etc. and reason being seen)

11. Are you currently taking any medication other than indicated above to include prescription, over-the counter medications for more than 5 days, dietary supplements, "natural" or herbal medications? ***(If "yes", please provide details of dosage and frequency in Section 4.)***.. ☐ Yes ☐ No

12.

Height		Weight Current	Weight 1 Yr Ago	Details regarding Weight Gain or Loss
Ft.	In.	Lbs.	Lbs.	

13. Do you currently drive a motor vehicle? .... ☐ Yes ☐ No

If yes, approximate number of miles driven per year?____________________

If no, please explain why:____________________

Section 4: Details of Supplemental Information

(If more space is needed, an additional blank sheet may be attached.)

Questions No. & Letter	Dates	Details (Be specific. Give full names, addresses and telephone numbers of physicians, hospitals, etc.)

Section 5: Insurance Information

A. List all Long-Term Care Insurance now in force including health care service contract or health maintenance organization contract on the Proposed Insured or lapsed within the past 12 months. If none, write “NONE”.

COVERAGE TYPE					COMPANY	POLICY NUMBER	AMOUNT	YEAR ISSUED	TO BE REPLACED	1035	LAPSE/TERMINATION DATE
Life	Life w/ LTC	Annuity	Annuity w/ LTC	LTC							
									☐ Yes ☐ No		
									☐ Yes ☐ No		
									☐ Yes ☐ No		
									☐ Yes ☐ No		
									☐ Yes ☐ No		

B. Will the rider applied for replace existing Long-Term Care Insurance on the Proposed Insured? ***(If “yes”, provide details in “A” above.)*** .... ☐ Yes ☐ No

C. Is the Proposed Insured now applying for Long-Term Care Insurance with any other company? ***(If “yes”, state the company and benefit being applied for.)*** .... ☐ Yes ☐ No

____

D. Are you covered by Medicaid? .... ☐ Yes ☐ No

E. Do you intend to replace any of your medical or health insurance coverage with this policy? ***(If “yes”, provide details in “A” above)*** .... ☐ Yes ☐ No

Section 6: Agreement, Authorization, and Signatures

I have received the pre-notice form of the Fair Credit Reporting Act of 1970 and the MIB, Inc. disclosure form. I certify that the Social Security Number given is correct and complete.

All the statements and answers on the paramed exam form are complete and true to the best of my knowledge and belief, whether written by my own hand or not; and I agree that they are to be the basis for any insurance issued hereon.

I authorize: any licensed physician; medical practitioner; any hospital; clinic; any pharmacy or pharmacy benefit managers; and other sources who maintain prescription drug records and related information; or other medical or medically related facility; any insurance company; MIB, Inc.; or any other organization; institution; or person; to disclose any information concerning me, including, but not limited to, my entire medical/health record to the Medical Director of Nationwide Life Insurance Company or its affiliates, including, but not limited to, RSA Medical, for the purpose of underwriting my application in order to determine eligibility for Life Insurance and to investigate claims. I also authorize Nationwide to report information to MIB, Inc. By my signature below, I acknowledge that any agreements I have made to restrict my protected health information do not apply to this form; and I instruct any physician; health care professional; hospital; clinic; pharmacy or pharmacy benefit managers; medical facility, or other health care provider to release and disclose my entire medical/health record without restriction. I understand that any information that is disclosed pursuant to this form may be redisclosed and no longer be covered by federal rules governing privacy and confidentiality of health information. This form, or a copy of it, will be valid for a period of not more than two and one-half years (30 months) from the date it was signed. I understand that I have the right to revoke this form in writing, at any time, by sending a written request for revocation to Nationwide Life Insurance Company, Nationwide Business Solutions Group, 1-11-401, One Nationwide Plaza, Columbus, Ohio 43215-2220. I understand that a revocation is not effective to the extent that any of my providers have relied on this form; or to the extent that Nationwide Life Insurance Company has a legal right to contest a claim under an insurance policy or to contest the policy itself. I further understand that if I refuse to sign this form to release my complete records, or, if I revoke this authorization before a policy is issued, Nationwide Life Insurance Company may not be able to process my application. I understand that my authorized representative or I have a right to a copy of this form by sending a request to Nationwide in writing.

I HAVE RECEIVED A COPY OF AND HAVE READ THIS APPLICATION AND AGREEMENT AND DECLARE THAT THE ANSWERS ARE TRUE AND COMPLETE TO THE BEST OF MY KNOWLEDGE AND BELIEF. ALL STATEMENTS MADE IN THIS APPLICATION ARE CONSIDERED REPRESENTATIONS AND NOT WARRANTIES. I UNDERSTAND AND AGREE TO ALL ITS TERMS.

I understand that the statements in the application are the basis for any Long-Term Care Rider issued by Nationwide, and that no information will be considered to have been given to Nationwide unless stated in the application.

Caution: If your answers on this application are incorrect or untrue, Nationwide may deny benefits or rescind your policy. Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

I acknowledge receipt of, as applicable:

____Outline of Coverage

____Shopper's Guide to Long-Term Care Insurance

____Long-Term Care Insurance Personal Worksheet

____Potential Rate Increase Disclosure Form

____Things You Should Know Before You Buy Long-Term Care Insurance

Signed at____________________________________ on ______________________, 20__________

City/State Month/Day Year

Proposed Insured Signature

Signature of Proposed Insured	Printed Name of Proposed Insured	Date
Signature of Owner (if other than Insured)	Printed Name of Owner (If other than Insured)	Date

Registered Representative Signature

I have truly and accurately recorded all Proposed Insured's answers on this application and have witnessed his/her/their signature(s) hereon.

To the best of my knowledge, the insurance applied for ☐ **Will** ☐ **Will Not** (check one) replace any Long-Term Care or health insurance.

Signature of Registered Representative	Print Name of Registered Representative
Firm	License ID No.

IMPORTANT NOTICE

DETACH AND GIVE TO PROPOSED INSURED
PRE-NOTICE OF PROCEDURES AS REQUIRED BY THE FAIR CREDIT REPORTING ACT OF 1970

This notice is to inform you that as part of our normal underwriting procedures in connection with an application for insurance: An investigative consumer report may be made for amounts over $5,000,000 whereby information is obtained through personal interviews with you, your employer and your financial advisor or accountant. This inquiry will include personal and financial information except as related directly or indirectly to your sexual orientation, with respect to you, members of your family, and others having an interest in or closely connected with the insurance transaction; and upon your written request, made within a reasonable time after you receive this notice, additional information as to the nature and scope of the investigation, if one is made, will be provided. Requests for additional information should be addressed to Nationwide Life Insurance Company, Nationwide Business Solutions Group, One Nationwide Plaza, 1-11-401, Columbus, Ohio 43215-2220.

MEDICAL INFORMATION BUREAU DISCLOSURE NOTICE

Information regarding your insurability will be treated as confidential. Nationwide Life Insurance Company, or its reinsurer(s) may, however, make a brief report thereon to the Medical Information Bureau, a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information in its file.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's information office is 50 Braintree Hill, Suite 400, Braintree, Massachusetts 02184-8734, telephone number 866-692-6901 (TTY 866-346-3642). The web address of the Bureau's information office is www.mib.com.

Nationwide Life Insurance Company, or its reinsurer(s) may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.